Silverback Media Plc
and its subsidiary companies

Financial Statements
December 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Silverback Media Plc

We have audited the accompanying consolidated statement of financial position of Silverback Media Plc and Subsidiary Companies as of December 31, 2009, and the related consolidated statements of income, statement of comprehensive income, statement of changes in equity, and consolidated cash flows for the year then ended. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Silverback Media Plc and Subsidiary Companies as of December 31, 2009, and the results of its operations and its cash flows for the year then ended, in conformity with International Financial Reporting Standards. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

New York, New York
December 2, 2011

Silverback Media Plc
Consolidated Income Statement
For the year ended December 31, 2009

		2009	2008
	Note	$ 000's	$ 000's

Revenue	4	15,945	17,107

Expenses
Salaries, benefits, directors fees, options and warrants		5,916	5,755
Cost of services		7,948	8,122
General and administrative		2,437	2,946
Financing fees		831	2034
Management fees		290	1,201
Contract termination fees		438	—
Professional and consulting fees		785	1,125
Premises		374	343
Operating leases		188	164
Allowance for credit losses		88	124
Loss on disposal of fixed assets		—	6
Foreign exchange (gain)/loss		(146)	748
Impairment of intangible assets		50	—
Depreciation and amortization		1,190	962
		(20,389)	(23,530)
Research and development tax credits		228	267

Operating loss		(4,216)	(6,156)

Interest paid and similar charges		(680)	(465)
Interest income		54	23

Net interest expense		(626)	(442)

Share of loss of equity investee		(1,479)	(180)

Net loss before tax		(6,321)	(6,778)

Income tax benefit/(expense)	6	15	(64)

Net loss for the year		(6,306)	(6,842)

(Loss) income attributable to:
Owners of the parent		(6,306)	(6,900)
Non-controlling interest		—	58

		(6,306)	(6,842)

Consolidated Statement of Comprehensive Income
For the year ended December 31, 2009

	2009	2008
	$ 000's	$ 000's
Net loss for the year	$(6,306)	$(6,842)
Other comprehensive income/(loss):
Cumulative translation adjustments	(411)	1,235
Total comprehensive loss for the year	$(6,717)	$(5,607)
(Loss) income attributable to:
Owners of the parent	(6,717)	(5,665)
Non-controlling interest	—	58
	$(6,717)	$(5,607)

Silverback Media Plc
Consolidated Statement of Changes in Equity
For the year ended December 31, 2009

			Share	Exchange	Non-
	Share	Retained	Option	Difference	Controlling	Total
	Capital	Earnings	Reserve	Reserve	Interest	Equity
	$ 000's	$ 000's	$ 000's	$ 000's	$ 000's	$ 000's
Balance at 1 January 2008	$9,536	$(7,329)	$1,522	$(569)	$407	$3,567

Changes in equity for 2008

Cumulative translation adjustments	—	—	—	1,235	—	1,235

Total other comprehensive income	—	—	—	1,235	—	1,235

Profit/(loss) for the year	—	(6,900)	—	—	58	(6,842)

Total comprehensive income	—	(6,900)	—	1,235	58	(5,607)

Issuance of shares	5,831	—	—	—	—	5,831
						—
Share option reserve from options
and warrants	—	—	3,127	—	—	3,127

Balance at 31 December 2008	$15,367	$(14,229)	$4,649	$666	$465	$6,918

Changes in equity for 2009

Cumulative translation adjustments	—	—	—	(411)	—	(411)

Total other comprehensive income	—	—	—	(411)	—	(411)

Profit/(loss) for the year	—	(6,306)	—	—	—	(6,306)

Total comprehensive income	—	(6,306)	—	(411)	—	(6,717)

Issuance of shares	7,896	—	—	—	—	7,896

Share option reserve from options	—	—	648	—	—	648
and warrants

Exercise of stock options	190	—	(190)	—	—	—

Acquisition of non-controlling interest	—	—	—	—	(465)	(465)

Balance at 31 December 2009	$23,453	$(20,535)	$5,107	$255	$—	$8,280

Silverback Media Plc
Consolidated Statement of Financial Position
December 31, 2009

		2009	2008
Non-current assets	Note
Property, plant and equipment	10	$286	$320
Intangible assets	11	2,401	1,057
Goodwill	9	8,895	7,850
Other investments	12	115	1,452
Deferred tax assets	6	266	247
Other financial assets	8	95	124

Total non-current assets		12,058	11,050

Current assets
Trade and other receivables	15	4,624	5,868
Loans and advances	21	2,134	654
Other assets		126	—
Cash	22	1,605	695
Prepayments	23	262	81

Total current assets		8,751	7,298

TOTAL ASSETS		$20,809	$18,348

Equity attributable to owners of the parent
Share capital	19	$23,453	$15,367
Share option reserve	25	5,107	4,649
Retained earnings		(20,535)	(14,229)
Exchange difference reserve		255	666
		8,280	6,453
Non-controlling interest		—	465

Total equity		8,280	6,918

Non-current liabilities
Borrowings	17	546	403
Other financial liabilities	18	—	1,546
Other non-current liabilities		—	25
Deferred income and accrued liability		30	—
Deferred tax liabilities	6	4	5

Total non-current liabilities		580	1,979

Current liabilities
Trade and other payables	16	5,620	5,948
Borrowings	17	122	116
Deferred income and accrued liability		361	51
Other financial liabilities	18	5,846	3,336

Total current liabilities		11,949	9,451

TOTAL EQUITY AND LIABILITIES		$20,809	$18,348

Silverback Media Plc
Consolidated Cash Flow Statement
For the year ended December 31, 2009

		2009	2008
	Note	$ 000's	$ 000's

Net loss for the year		(6,306)	(6,842)
Adjustments for:
Depreciation		1,190	962
Shares issued for services rendered		988	1,476
Option and warrant expense		439	1,500
Deferred tax assets		(19)	72
Deferred tax liabilities		(1)	3
Intangibles impairment write-off		50	—
Share of loss of associates		1,479	180
Loss on disposal of equipment		—	6

		(2,180)	(2,643)

Decrease/(increase) in trade and other receivables		1,316	1,250
Decrease/(increase) in other financial assets		37	73
(Increase)/decrease in other assets		(125)	433
Decrease/(increase) in prepayments		(171)	17
(Decrease)/increase in trade and other payables		144	(1,134)
Decrease/(increase) in deferred income and accrued liability		291	(6)

Net cash used in operating activities		(688)	(2,010)

Cash flows from investing activities

Acquisition of property, plant & equipment		(436)	(424)
Acquisition of assets of Jambo Mobile Solutions Inc		—	(92)
Acquisition of non-controlling interest in Adenyo Telecom Mobile, net of cash acquired		(2,300)	—
Acquisition of BrainTrain Inc.		—	(336)
Investment in Mobilactive Media LLC		—	(11)
Investment in Generation 5 Mathematical Technologies Inc		—	(324)
Loans and advances to Generation 5 Mathematical Technologies Inc		(1,552)	(654)
Investment in New Generation Holdings Ltd		—	(123)

Net cash used in investing activities		(4,288)	(1,964)

Cash flows from financing activities

Shares issued for cash		3,993	2,197
Proceeds from borrowings		3,653	2,843
Repayment of borrowings		(1,337)	(2,222)

Net cash from financing activities		6,309	2,818

Effect of foreign exchange on cash balances		(423)	793

Net increase/(decrease) in cash		910	(363)

Cash at beginning of year		695	1,058

Cash at end of year	22	1,605	695

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

1 General

Silverback Media Plc is a Company incorporated and domiciled in the United Kingdom under the Companies Act 2006. The address of the registered office is given on page 1. The Company is a holding Company and is collectively with its subsidiaries referred to herein as the Group.

2 Accounting Policies

(a) Basis of preparation
Items included in the Group's financial statements are measured using the currency of the primary economic environment in which the entity operates (the "functional currency"). The financial statements are presented in United States dollars as the Group is focused on growing its operations in North America and anticipates most financing opportunities will originate in North America.

The financial statements have been prepared under, and comply with, International Financial Reporting Standards (IFRS). The Group has adopted all new and revised Standards and Interpretations issued by the International Accounting Standards Board (IASB) and the International Financial Reporting Interpretations Committee (IFRIC) of the IASB that are relevant to the Group's operations and effective for accounting periods beginning on January 1, 2009. The adoption of these new standards has not had any significant impact on the reported results for the year.

As discussed in the Subsequent Events Note, the Group reorganised its corporate structure on June 28, 2010. All the Shareholders agreed to exchange each ordinary share in Silverback Media Plc for a common share of Adenyo Inc, a new Canadian holding company and Silverback Media Plc became a wholly owned subsidiary of Adenyo Inc. On December 9, 2010 the Company was placed into liquidation. Concurrently, the Company's interests in its operating entities were transferred to Adenyo Inc.

Subsequent to the year end, the Company successfully raised $15,930, net of transaction costs and commissions of equity financing. Subsequent to the year end, the Company also converted $5,154 of debt and accrued interest to equity. This equity financing and debt conversion secured by Silverback Media Plc subsequent to the year end provided sufficient working capital to finance the Group, prior to the transfer of the operating entities to Adenyo Inc.

On January 31, 2011, Adenyo Inc entered into a definitive agreement under which it and its subsidiaries would be sold to Motricity Inc, a U.S. based public company. Initial purchase consideration would be $100,000, subject to certain adjustments for working capital and indebtedness, and would be paid in cash and Motricity, Inc. common stock. The agreement also contains an earn-out provision whereby Motricity, Inc. would pay up to an additional $50,000 in cash, Motricity, Inc. common stock, or a combination thereof, based on the Group's financial performance during the 12 month period following the closing of the transaction. This acquisition closed on April 14, 2011.

For these reasons, the Company's accounts have not been prepared on a the going concern basis.

(b) Basis of consolidation
The Group financial statements consolidate the accounts of the Company and of its subsidiaries, Silverback Media Limited, Adenyo SAS (formerly SBW-Paris), Adenyo Telecom Mobile (formerly Atlas Telecom Mobile Inc.) and BrainTrain Inc. Subsidiaries are entities over which the Company has the power to control the financial and operating policies so as to obtain benefits from their activities. The Group generally obtains and exercises control through voting rights.

The results of subsidiaries acquired are consolidated from the date on which control is acquired. Acquisitions of subsidiaries are accounted for under the purchase method. Assets and liabilities of the subsidiary acquired are measured at fair value at the acquisition date. Purchase consideration paid in excess of the net asset value of the subsidiary acquired is recognized as goodwill which is reviewed annually for impairment.

All intra-group transactions, balances, income and expenses are eliminated on consolidation.

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

Accounting policies outlined in this document are applied consistently at the Group and subsidiary level. The Group and all subsidiaries share a December 31 period-end.

(c) Investment in associates
Investments in associates, including joint ventures, are accounted for using the equity method. Under the equity method, the investments are carried in the statement of financial position at cost, plus post-acquisition changes in the Group's share of net assets of the entity, less distributions received and less any impairment of the entity. The Group income statement reflects the Group's share of the results after tax of the joint venture.

Associates share the same reporting year as the Group and their accounting policies are in line with those of the Group.

(d) Investments in subsidiaries
Investments in subsidiaries are shown at cost less provision for impairment within the Company accounts.

(e) Property, Plant and Equipment
Property, plant and equipment are stated at cost less accumulated depreciation. Cost includes expenditure that is directly attributable to the acquisition of the assets.

Depreciation is calculated using the straight-line method to allocate the cost of each asset to its residual value over its estimated useful life as follows:

i.	Leasehold Improvements	5 years
ii.	Computer equipment	18 months - 3 years
iii.	Office equipment	5 years
iv.	Furniture and Fixtures	5 years

The assets' residual values and useful lives are reviewed, and adjusted if appropriate, at each statement of financial position date. An asset's carrying value is written down immediately to its recoverable amount if its carrying amount is greater than its estimated recoverable amount.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in the income statement.

(f) Intangible assets
Intangible assets include both internally developed and purchased assets.

Purchased intangible assets consist primarily of mobile platforms. They are capitalized at cost and amortized on a straight-line basis based upon the estimated remaining useful economic lives of the assets (8-36 months).

The Group capitalizes product development costs when technical feasibility has been established, the existence of a market for the product has been validated and adequate resources have been allocated to the development of that product in accordance with the Group's intent to complete and sell the product. Internally developed assets are amortized over two to three years which is the estimated useful economic life of the assets.

Intangible assets arise from a business combination when the assets can be separated and reliably measured. They are deemed to have a cost to the Group equal to their fair value at the acquisition date. These costs are amortized on a straight-line basis over their estimated useful economic lives (typically estimated to be 3 years).

Intangible assets are tested annually for impairment. The amortization policy is also assessed for appropriateness on an annual basis.

(g) Impairment testing of goodwill, intangible assets and property, plant and equipment

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

For purposes of assessing impairment, assets are grouped at the lowest levels for which there are separable and identifiable cash flows (cash generating units). All individual assets or cash generating units are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Goodwill impairment is assessed at least annually.

An impairment loss is recognized for the amount by which the asset's or cash -generating units' carrying amount exceeds its recoverable amount. The recoverable amount is the higher of fair value less costs to sell and value in use based on an internal discounted cash flow valuation. Any impairment loss is charged immediately to the income statement.

(h) Financial instruments
Financial instruments are recognized when the Group becomes a party to the contractual provisions of the instrument.

Trade and other receivables
Trade and other receivables are non-interest bearing and are measured at fair value on initial recognition and subsequently at amortized cost using the effective interest rate method. The Group will assess on an annual basis if there is any objective evidence that an impairment loss has been incurred. Any change in the fair value of the receivable through impairment or reversal of impairment is recognized in the income statement. The Group records an allowance for credit loss on the statement of financial position until it is certain that the receivable will not be collected and the related accounts receivable is written off.

Held-to-maturity investments
The Company has loans and advances receivable with fixed interest rates and maturities. These are recorded at fair value on initial recognition and subsequently at amortized cost using the effective interest rate method. If there is objective evidence that the fair value of the instrument has been impaired, the impairment is recognized in the income statement. They are included in current assets except for those with maturities greater than 12 months after the statement of financial position date, which are included in non-current assets.

Investments in equity instruments
Investments in equity instruments that do not have a quoted market price in an active market and whose fair value cannot be reliably measured as the range of fair value estimates is significant and the probabilities of the various estimates cannot be reliably determined, are recorded at cost. If there is objective evidence that the fair value of the instrument has been impaired, the impairment is recognized in the income statement. They are included in non-current assets except for those which management intends to dispose of within 12 months of the statement of financial position date.

Cash
Cash consists of cash in hand and amounts held at bank.

Trade payables and other financial liabilities
Trade payables and other financial liabilities are initially measured at fair value and subsequently at amortized cost using the effective interest rate method. They are classified as current liabilities except for those which are due greater than 12 months after the statement of financial position date, which are classified as non-current liabilities.

(i) Foreign currencies
Transactions in foreign currencies are recorded at the rate of exchange at the date of the transactions. Monetary assets and liabilities denominated in foreign currencies at the statement of financial position date are reported at the rate of exchange prevailing at that date. Exchange differences arising on the settlement and retranslation of monetary items are included in the operating results for the year.

The results of the Company's foreign subsidiaries are translated at the average rate of exchange during the period and their assets and liabilities at the rate of exchange ruling at the statement of financial position date. Exchange differences arising on the translation of opening net assets and results of operations of the foreign subsidiaries are recorded as a component of other comprehensive income.

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

Transactions of the Group are primarily carried out in Canadian Dollars, US Dollars, Euros and Pounds Sterling.

(j) Revenue recognition
Revenue represents the fair value of consideration received for the provision of services and is stated net of tax, rebates and after eliminating intra-group sales.

Revenue is recognized as service is rendered. The Group's revenue streams include monthly access and service fees, solution development and professional services, per marketing campaign fees and transaction fees.

When two or more revenue generating activities or deliverables are sold under a single arrangement, each deliverable that is considered to be a separate unit of accounting is accounted for separately. The consideration from a revenue arrangement to its separate units of accounting is based on the relative fair values of each unit. If the fair value of the delivered element is not reliably measurable, then revenue is allocated based on the difference between the total arrangement consideration and the fair value of the undelivered item.

Transaction fees are recognized at service delivery and when collection of the related receivable is reasonably assured and the amount of revenue can be measured reliably. Solution development and marketing campaign fees are recognized when the solution or campaign has been delivered. Monthly access and service fees and professional services fees are recognized as services are provided.

(k) Borrowing costs
Interest expense and other borrowing costs are charged to the statement of income as incurred.

(l) Taxation
Current tax is the tax currently payable based upon the taxable profit for the period.

Deferred income taxes are provided for on all temporary differences arising between the tax basis of assets and liabilities and their carrying values for financial reporting purposes. A deferred income tax asset is recorded only to the extent that it is probable that a taxable profit will be available against which the deductible temporary differences can be utilised. Deferred income tax assets and liabilities are measured at tax rates that are expected to apply to the period when the asset is realised or the liability is settled, based on tax rates that have been enacted or substantively enacted at the reporting date.

(m) Leases
Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Assets held under finance leases are recognised as assets of the Group at their fair value or, if lower, at the present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the statement of financial position as a finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly against income.

Payments made under operating leases are charged to income on a straight-line basis over the period of the lease. Any incentives to enter into an operating lease are also spread on a straight-line basis over the lease term.

(n) Share based payments and warrants
The Group issues equity-settled share based payments to certain employees. Equity-settled share based payments are measured at fair value at the date of grant. The fair value determined at the grant date of the equity-settled share based payments is expensed on a straight line basis over the vesting period, based on the Group's estimate of the shares that will eventually vest and adjusted for the effect of non- market based vesting conditions.

The Group also issues equity-settled share based payments to parties other than employees as consideration

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

for goods and services received. The Group records the goods or services received at the fair value of the identifiable goods or services received, unless the fair value cannot be estimated reliably in which case the fair value is measured by reference to the fair value of the equity instruments granted.

Fair value is measured using the Black Scholes pricing model. The expected life used in the model has been adjusted, based on management's best estimate, for the effects of non-transferability exercise restrictions and behavioural considerations.

The nominal value of any shares issued from the exercise of options is credited to share capital with the balance of the proceeds received, net of transaction costs, credited to share premium.

(o) Government grants
The Group receives government assistance in the form of forgivable loans, loans at below-market interest rates or as reimbursement of certain expenses. The Group recognizes the benefit of a government grant when there is reasonable assurance that the conditions will be met and the grant will be received. Forgivable loans are recognized as government grants when there is reasonable assurance that loans will be forgiven. The benefit of below-market rate of interest is also recognized as a government grant and is calculated as the difference between the proceeds received and the initial carrying value of the loan determined in accordance with IAS 39 Financial Instruments: Recognition and Measurement.

Government grants are recorded initially as deferred income and are recognized in profit or loss on a systematic basis over the periods in which the expenses and related costs for which the grant is intended are incurred. Where the government grant is earned after the related expenses and losses have already been incurred, the grant is recognized in profit and loss in the period in which it becomes receivable. The Group records the grant as a deduction against the related expenses. The Group has applied the fair value accounting on government loans prospectively beginning with grants received during the year ended December 31, 2009, as required by the transitional provisions of IAS 20 Accounting for Government Grants and Disclosure of Government Assistance.

3 Critical Accounting Judgements and Key Sources of Estimation Uncertainty
In the process of applying the Group's accounting policies set out above, management made judgements primarily with respect to the vesting of options and warrants used in valuing the Company's stock options and warrants. Management does not expect that its judgements will have a significant effect on the amounts recognised in the financial statements.

Key sources of estimation uncertainty
A key source of estimation uncertainty that has a significant risk of causing a material adjustment to the carrying amount of assets within the next financial year pertains to goodwill, which could become impaired in the future. This risk also applies to the carrying value of intangible assets. Management must make judgements concerning the valuation allowance associated with deemed tax assets.

Management must make judgements concerning the probability of share options vesting when calculating the fair value of options granted. These judgements consider the historical average length of time option holders stay with the Group and the probability of option holders achieving certain performance criteria based on their performance to the statement of financial position date.

Another key source of estimation uncertainty relates to additional consideration payable for acquisitions based on achievement of certain performance criteria by the acquired entity. Management must make judgements concerning the probability that acquired entities will achieve earnout targets in future periods. These judgements consider historical financial results and forecasted information to determine the most likely earnout payments to record in the financial statements.

There are no other key assumptions concerning the future nor any other key sources of estimation uncertainty at the statement of financial position date that have a significant risk of causing a material adjustment to the financial statements.

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

4 Revenue
Revenue has arisen from:

	2009	2008

Services provided	$15,937	$17,014
Other	8	93
	$15,945	$17,107

5 Operating Expenses

Auditors remuneration

The following audit and non-audit fees were incurred or accrued for auditor services:
	2009	2008
Statutory audit 2007	$—	$(16)
Statutory audit 2008	10	156
Statutory audit 2009	164	—
Other services	10	9
	$184	$149

6 Taxation

Deferred tax assets and liabilities
	2009	2008
Current tax (recovery)/expense	$—	$—
Deferred tax (recovery)/expense	(15)	64
	$(15)	$64

	2009	2008
Deferred tax assets	$266	$247

Deferred tax assets of $266 (2008 - $247) arise from the accumulated loss which gives right to a tax credit and from a temporary difference in the payment and deductibility of French tax calculated on revenues. The Group expects the value of this asset to be recoverable.

	2009	2008
Deferred tax liabilities	$4	$5

Deferred tax liabilities of $4 (2008 - $5) comes from the adjustment of depreciation related to research and from the temporary difference in the payment and deductibility of French tax calculated on revenues.

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

	2009	2008

A reconciliation between the expected and the actual taxation charge is provided below:
Loss before tax	$6,321	$6,778

Revised profit on ordinary activities multiplied by the marginal rate of corporation tax in the UK of 28% (2008 - 30%)	$(1,770)	$(2,033)

Tax effect of items which are not deductible or assessable for taxation purposes:
Non deductible expenses	285	842
Temporary differences	8	2
Differences on overseas tax rates	(136)	(368)
Tax losses carried forward	1,598	1,621
Income tax credit for the year	$(15)	$64

7 Staff Costs

An analysis of staff costs for the Group, including directors' remuneration, is as follows:
	2009	2008
Wages and salaries	$4,540	$4,059
Directors fees	23	134
Social security and benefit costs	1,158	1,244
Share based payments	195	318
	$5,916	$5,755

The average number of Group employees during the year was as follows:
	2009	2008
Sales and marketing	$20	$13
Technical	45	36
Finance and admin	12	9
	$77	$58

Key management personnel (including executive directors) of the Group received the following remuneration:
	2009	2008
Short-term employee benefits	$1,091	$1,172
Share based payments	62	564
Termination benefits	59	—
	$1,212	$1,736
Directors fees
The remuneration of non-executive directors is a set annual amount equal to £15K per annum. During the fiscal year ending December 31, 2009, director fees of $23 (2008 - $40) were incurred related to non-executive directors.

Directors remuneration
During the year ended December 31, 2009, the Group was charged $758 (2008 - $662) for remuneration by directors of the Company. At December 31, 2009, no amounts remained unpaid (2008 - $170). During 2009, the highest paid director received $264 in remuneration including $138 of share based payments.

During the year ended December 31, 2009, a non-executive director received 2,409K shares and 1,341K warrants, as well as commissions of $146, in payment for consulting and fund raising activities. The non-executive director also received consulting fees of $24 and interest on debt of $97. Another non-executive director received $2 in commissions on sales arrangements, while other non-executive directors received $110 and $51 in consulting fees.
8 Other Financial Assets

	2009	2008
Deposits	$65	$76
Term deposits	30	48
	$95	$124

Deposits are primarily rental deposits.

The term deposits relate to Guaranteed Investment Certificates purchased and held by the Company's bank as collateral against credit card debt and other liabilities.

9 Goodwill

	Adenyo SAS	Follow Com SAS	Adenyo Telecom Mobile Inc.	BrainTrain Inc.	Total
Cost
At January 1, 2009	$6,823	$—	$20	$1,007	$7,850
Additions through business acquisitions	—	—	733	—	733
Effect of foreign exchange	113	—	33	166	312
At December 31, 2009	$6,936	$—	$786	$1,173	$8,895

Cost
At January 1, 2008	$5,814	$975	$25	$—	$6,814
Additions through business acquisitions	—	—	—	1,257	1,257
Transfer of Follow Com to Adenyo SAS	975	(975)	—	—	—
Other additions	300	—	—	—	300
Effect of foreign exchange	(266)	—	(5)	(250)	(521)
At December 31, 2008	$6,823	$—	$20	$1,007	$7,850

On August 14, 2009, the Group acquired the remaining 49% interest in Adenyo Telecom Mobile resulting in an addition to goodwill of $733.

On February 29, 2008, the Group acquired BrainTrain Inc resulting in an addition to goodwill totaling $1,257.

On July 1, 2008, Follow Com SAS was transferred to Adenyo SAS and amalgamated with Adenyo SAS. Concurrent with the amalgamation, the performance criteria in the purchase agreement were amended and the Company issued an additional $300 of share consideration to the principals of Follow Com. Follow Com was transferred to Adenyo SAS at cost and the transfer has been recorded as an increase in goodwill for Adenyo SAS.

The Group typically assesses the recoverable amounts of its cash generating units in December of each year. The Group's assessment of the recoverable amounts was based on the value in use of each of the two cash generating units, Adenyo SAS and BrainTrain Inc. The value in use was based on a 6-year projection of cash flows for each business, derived from the best available estimate of 2010 cash flows and based on projected growth rates that are derived using historical trends and

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

anticipated market growth.

The Adenyo SAS projections assumed a compound annual revenue growth rate of 43.7% per annum from 2009-2015, which is consistent with projected growth rates for the industry. Profit margins are expected to increase from 12% in 2010 to 33% in 2011 and 41%-42% in 2012-2015. No growth has been assumed beyond the projection period. A discount rate of 40%-45% has been employed, which considers the risk of the entity not achieving its revenue and EBITDA growth projections.

The BrainTrain projections were based on the most recent budget for 2010 revenue and on assumed sales growth of 2% per annum thereafter. Margins in each projected year are maintained at the same percent each year as 2009 actual results. No growth was assumed beyond the projection period. A discount rate of 14% has been employed, which considers the comparatively lower risk of the entity not achieving its revenue and EBITDA growth projections.

The estimated recoverable amounts of the cash generating units significantly exceed the carrying amount of goodwill. Accordingly, no impairment loss has been recorded. The Group does not believe that reasonably possible changes in key assumptions would result in the fair value of the cash generating unit being lower than the carrying amount of goodwill.

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

10 Property, Plant, Equipment

		Computer			Equipment
	Leasehold	Software &	Office	Furniture &	Under Finance
	Improvements	Equipment	Equipment	Fixtures	Leases	2009
Cost
At January 1, 2009	$25	$207	$107	$87	$115	$541
Additions	8	50	1	—	32	91
Disposals	—	—	—	—	(13)	(13)
At December 31, 2009	33	257	108	87	134	619

Accumulated depreciation
At January 1, 2009	5	98	71	20	29	223
Charge for the year	6	62	8	12	45	133
Disposals	—	—	—	—	(13)	(13)
At 31 December 2009	11	160	79	32	61	343
Effect of foreign exchange						10
Net book value at
December 31, 2009	$22	$97	$29	$55	$73	$286

		Computer			Equipment
	Leasehold	Software &	Office	Furniture &	Under Finance
	Improvements	Equipment	Equipment	Fixtures	Leases	2008
Cost
January 1, 2008	$24	$324	$115	$87	$—	$550
Additions	1	60	9	3	115	188
Disposals	—	(177)	(17)	(3)	—	(197)
December 31, 2008	25	207	107	87	115	541

Accumulated depreciation
January 1, 2008	2	208	72	8	—	290
Charge for the year	3	66	13	13	29	124
Disposals	—	(176)	(14)	(1)	—	(191)
December 31, 2008	5	98	71	20	29	223
Effect of foreign exchange						2
Net book value
December 31, 2008	$20	$109	$36	$67	$86	$320

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

11 Intangible Assets

	Mobile	Product	Other
	Platform	Development	Assets	2009
Cost
At January 1, 2009	$1,399	$1,246	$35	$2,680

Additions through business acquisitions	602	1,049	335	1,986
Other additions	—	332	—	332
At December 31, 2009	2,001	2,627	370	4,998

Accumulated amortization
At January 1, 2009	787	659	11	1,457
Charge for the year	470	551	36	1,057
Impairment	50	—	—	50
At December 31, 2009	1,307	1,210	47	2,564
Effect of foreign exchange	(18)	(8)	(7)	(33)
Net book value at
December 31, 2009	$676	$1,409	$316	$2,401

	Mobile	Product	Other
	Platform	Development	Assets	2008
Cost
At January 1, 2008	$1,310	$1,042	$—	$2,352
Additions through business acquisitions	89	—	3	92
Other additions	—	204	32	236
At December 31, 2008	1,399	1,246	35	2,680

Accumulated amortization
At January 1, 2008	366	254	—	620
Charge for the year	421	405	11	837
At December 31, 2008	787	659	11	1,457
Effect of foreign exchange	(82)	(81)	(3)	(166)
Net book value at
December 31, 2008	$530	$506	$21	$1,057

12     Other Investments

	2009	2008
Investment in Mobilactive Media JV	$3	$3
Investment in Generation 5 Mathematical Technologies Inc.	112	1,449
Total other investments	$115	$1,452

Mobilactive Media
The Company entered into a joint venture with Mobilactive Media LLC in 2007. The Company has accounted for its

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

investment in Mobilactive Media LLC using the equity method. During the year ended December 31, 2008, the Company contributed $11 in cash to the joint venture for working capital purposes. Mobilactive Media LLC incurred a loss during the year and the Company's share of the loss for 2008 was $7. At December 31, 2008, the JV had assets totaling $11 and liabilities of $3. The JV was inactive during 2009 and is expected to remain inactive in the future.

Generation 5 and New Generation Holdings Ltd.
On September 4, 2008, the Group purchased 100% of Generation 5 Mathematical Technologies Inc.'s ("Gen 5") non-voting common shares for total consideration of $324, including transaction costs of $201. Since the shares are non-voting, the Group did not control Gen 5, but it exercised significant influence through Gen 5 Board representation, the voting shareholder of Gen 5 being a director of the Group, as discussed further below, certain shared management functions, and funds advanced from the Group to Gen 5. Accordingly, the investment in Gen 5 has been accounted for using the equity method. The Group's non-voting common shares provide entitlement to all profits and losses of Gen 5, so 100% of Gen 5's results have been included under the equity method.

Gen 5's share capital also includes a class of special shares. The principal benefit to these special shares is the option to convert the special shares in Gen 5 into common shares of the Group. The Group agreed to issue special shares to previous common shareholders in conjunction with its initial investment, to extinguish certain liabilities of Gen 5, and as share-based payments in exchange for services rendered to Gen 5. The Group accounts for these special shares as increases to its investment in Gen 5 based on the estimated fair value at the time of grant.

Concurrent with the investment in Gen 5, the Group purchased preference shares in the capital of New Generation Holdings Ltd. ("NewGen"). NewGen is a Canadian-controlled company and is the controlling shareholder of Gen 5. 100% of NewGen is owned by a non- executive director of the Group. The cost of this indirect investment in Gen 5 of $124 was included in the initial cost of the Group's investment in Gen 5.

Changes in the interest in Gen 5 are summarized as follows:

	2009	2008
Opening balance	$1,449	$—
Acquisition costs	—	448
Option grants to Gen 5 employees	24	14
Grants of Gen 5 special shares	—	1,268
Share of Gen 5 losses	(1,479)	(173)
Translation adjustment	118	(108)
Closing balance	$112	$1,449

13 Geographic analysis
The Group's revenues are earned primarily in France and in North America. The following table shows the distribution of the Group's revenue by geography:

	United	North		Group
	Kingdom	America	France	Total
For the year ended December 31, 2009	$—	$9,683	$6,262	$15,945
For the year ended December 31, 2008	$—	$9,509	$7,598	$17,107

14 Guarantee

On November 17, 2006, the subsidiaries signed a guarantee to grant security over all their assets to General Capital Ventures Finance Ltd. ("GCVF"). This was part of a condition of GCVF granting the loan facility to Silverback Media Plc (see note 19). During 2009, the GCVF debenture was reduced to $51. The outstanding balance was paid in full in January 2010.

On October 5, 2006, the Company granted a first ranking pledge to the chargee, Paul Amsellem, a director, over the financial instruments account held by Adenyo SAS (formerly Cellcast Interactif) in respect of amounts owing of $500. In 2007 the debenture was sold by Paul Amsellem to an unrelated third party. During 2009, the amount outstanding was reduced to $45.

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

In addition to the above charges, the Company also granted a further first ranking pledge to the chargees Gabriel Jean and Telenor SA over the financial instruments account held by Adenyo SAS (formerly Cellcast Interactif) in respect of amounts owing of $800. The loan was repaid in full during 2009.

On August 20, 2008, the Company provided a second charge general security interest in the assets and property of the Company to Terry Ham, Martin Jeffery, Michael Orr and Ghazala Parvez and to Martin Doane, a director in respect of a CDN $1,250 bridge loan to facilitate an investment in Generation 5 Mathematical Technologies Inc. In December 2009, Doane, Jeffery and Parvez assigned their debt and general security agreements to 2224959 Ontario Inc. and Ham assigned his debt and general security agreement in favour of Michael Orr. In January 2010, accrued interest on these loans was settled in cash and the remaining principal was converted to equity at a price of $0.45 per unit, each unit consisting of one ordinary share and 1/2 warrant.

On December 11, 2008, a subsidiary of Silverback Media Limited, Silverback Media Corp., granted a purchase money general security interest in its assets and property to Green Eggs Investments Inc. pursuant to a loan facility. The loan was subsequently repaid in March 2009.

On December 19, 2008 the Company provided a guarantee to TCE Capital Corporation with respect to a receivables financing facility totalling CDN $350, for a company in which it has an investment. The receivables financing was settled during January 2010.

During 2009, the Company granted a general security interest in all assets of the Company including a pledge of all shares of capital stock of Adenyo Telecom Mobile held by the Company, to Cattermole Group Partnership and Ashdale Financial Corp for funds totalling CDN $2,500 to fund the acquisition of the 49% non-controlling interest in the Company's subsidiary, Adenyo Telecom Mobile. This security interest is subordinate to pre-existing security interests. Subsequent to year-end, the principal owed to Ashdale and Cattermole was converted to equity at a price of $0.45 per unit, each unit consisting of one ordinary share and 1/2 warrant.

During 2009, the Company also granted a general security interest in all the assets of the Company, subordinate to all other secured debt, to certain contractors of the Company with respect to amounts owing to these contractors totalling CDN $177. The Company repaid a portion of this debt in cash and shares during 2009. The remaining portion at December 31, 2009 was CDN $117. Of that amount, CDN $23 was repaid during January 2010 and the remaining CDN $94 will be repaid in cash through 11 monthly installments beginning in January 2010.

Subsequent to year-end, the Company entered into a price guarantee agreement in favour of purchasers of 38,222K shares in a private placement transaction completed on January 20, 2010. Under the terms of this guarantee, if the Company subsequently issues shares at a value of less than $0.45 per share, the Company is obligated to issue additional shares to the holders of these 38,222K shares such that the average price per share for these investors is equal to the price at which the new shares are issued. This guarantee expires at the earlier of the Company's next dilutive share offering, an initial public offering, or the sale of the Company.

Subsequent to year-end, the Company made a capital contribution of $1,000 to Generation 5 Mathematical Technologies Inc. to facilitate the purchase of certain intellectual property and other assets of Kinetx Analytics Search Technologies ("KAST"). The Company provided a guarantee to the vendor of these assets regarding Generation 5 Mathematical Technologies Inc's payment obligations arising from earn- out and indemnification clauses in the KAST asset purchase agreement.

15 Trade and Other Receivables

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

	2009	2008
Trade debtors	$4,141	$5,150
less: allowance for credit losses	(119)	(81)
Research and development tax credits receivable	160	456
Other debtors	163	62
VAT and GST receivable	279	281
	$4,624	$5,868

During 2009, the Group reversed $46 (2008: $263) of allowance for credit losses as the underlying receivables were written off. The Group records an allowance for credit loss until it is certain that the receivable will not be collected and the receivable is written off. Also during the year, the Group recorded $76 (2008: $78) of allowance for credit losses with respect to accounts receivable where there was uncertainty regarding collection. The allowance for credit loss was increased by $8 in 2009 (2008: $12 reduction) due to changes in foreign exchange rates.

16 Trade and Other Payables

	2009	2008
Trade creditors	$3,452	$3,666
Tax and social liabilities	1,160	999
Payroll liabilities	457	765
Interest and financing costs	186	241
Other liabilities	365	277
	$5,620	$5,948

17 Borrowings

	2009	2008
Non-current liabilities
Borrowings	$482	$318
Non current finance lease liability	64	85
	$546	$403
Current liabilities
Borrowings	$54	$—
Shareholder loans	17	26
Other loans	—	52
Current finance lease liability	51	38
	$122	$116

Non-current borrowings pertain primarily to loans from COFACE and OSEO. The undiscounted values of these loans are $382 for COFACE and $215 for OSEO. The COFACE loan is repayable starting in May 2010 at 14% of annual foreign income generated by the Company's subsidiary Adenyo SAS for 5 years. Unpaid amounts at the end of 5 years, if any, are forgiven. The loan is non-interest bearing. The Group has chosen not to retrospectively determine the fair value of the loan at inception and has recorded the loan at the value of the proceeds received as permitted by IAS 20. The benefit of the below-market rate has therefore not been recorded as a government grant.

The OSEO loan is repayable starting in March 2010 at a fixed rate of EUR 25 per quarter. In the event the project is deemed to be successful, the entire outstanding balance must be repaid. If deemed unsuccessful, repayments will be limited to EUR 130 and the remainder will be forgiven. The loan is non-interest bearing. In accordance with IAS 20, the difference between the fair value of the loan and the proceeds received has been recorded as a government grant.

The shareholder loans and other loans are unsecured, non-interest bearing with no fixed terms of repayment and are due on demand. The loans were repaid in full during February 2010.

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

The Group is obligated under finance leases for computer equipment. The finance lease commitments are payable as follows:

	2009	2008
Within one year	$67	$64
Later than one year but not later than 5 years	71	104
Later than 5 years	—	—
Total minimum lease payments	138	168

Less: Future finance lease charges	(23)	(45)

Total finance lease liability	$115	$123

Current finance lease liability	$51	$38
Non current finance lease liability	64	85
	$115	$123

18 Other financial liabilities

	2009	2008
Current liabilities
Contingent consideration	$628	$306
Earnout consideration payable	267	600
Cellcast Interactif debenture	45	281
General Capital Ventures Finance Ltd. (GCVF)	51	272
Notes Payable - EAM	295	305
Orchard Park debenture	—	123
Generation 5 purchase debenture	1,362	1,023
Orr bridge loan	476	409
Green Eggs investments loan	—	17
Ubequity loan	47	—
Rosen convertible debenture	250	—
2-year debentures	24	—
60-day bridge loan	19	—
Ashdale secured loan	1,191	—
Cattermole secured loan	1,191	—
Total current liabilities	$5,846	$3,336

Non-current liabilities
Contingent consideration	$—	$307
Mobile Media LP convertible debenture	—	790
Rosen convertible debenture	—	244
2-year debentures	—	205
Total non-current liabilities	$—	$1,546

The contingent consideration is based on potential additional consideration owing as part of the terms of acquiring BrainTrain Inc. $306K, and Adenyo Telecom Mobile (formerly Atlas Telecom Mobile) $322. The $306 relating to BrainTrain Inc. was subsequently earned in March 2010 and settled 50% in stock and 50% in cash.

The additional consideration payable of $322 relating to the acquisition of Adenyo Telecom Mobile became payable at the end of July 2010.

$113 of the earnout consideration payable is additional consideration owing as part of the terms of the acquisition of Adenyo SAS (formerly SBW-Paris) earned upon the achievement of certain performance targets that were met on October 5, 2008. This $113 was paid during January 2010. The balance of $154 is additional consideration for the purchase of BrainTrain Inc

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

and was earned in March 2009. This amount was also paid in January 2010.

The original Cellcast Interactif debenture was for $1,300 with an 8% coupon that was convertible into Silverback Media Limited shares at $1.00 per share. The debenture was due October 5, 2007. The outstanding balance of $45 is expected to be repaid during 2010.

The GCVF loan has a rate of 15% and is paid in 36 equal monthly instalments that are a blend of principal and interest. The outstanding balance was paid in January 2010.

Notes Payable - EAM consists of two facilities. $125 was advanced under a revolving credit facility of up to $500 bearing interest at 12% per annum and maturing on July 11, 2007. An additional $205 was advanced under a second facility bearing interest at 10% and due on October 31, 2008. During 2009, the lender agreed to accept repayment of the outstanding balance in 6 equal monthly instalments. The remaining balance of the loan and all accrued interest was paid in full in January 2010.

The Orchard Park debenture is a one-year convertible debenture maturing in August 2009 and bears interest at 10% per annum. The debenture is convertible into units in the capital of the Company at $0.65 per unit. Each unit consists of one ordinary share and 1/2 warrant. Each full warrant can be converted into an ordinary share of the Company at $0.85 per share. The warrants expire in 24 months from the date of exercise of the conversion option. The loan was converted into equity on November 18, 2009 at $0.45 per unit, each unit consisting of one share and 1/2 warrant.

On August 29, 2008, the Company borrowed CDN $1,250 for a 3-month term under a bridge facility bearing interest at 20% per annum. CDN $600 of the bridge facility was advanced by two directors of the Company. The proceeds of the loan were used for an investment in Generation 5 Mathematical Technologies Inc. On maturity, the lenders agreed to extend the loan to June 30, 2009. In December 2009, the maturity date was extended to December 1, 2010, the interest rate was reduced to 9% per annum and the Company agreed to allow an option to convert the debt into equity at $0.45 per unit, each unit consisting of one ordinary share and 1/2 warrant. The principal was converted to equity in January 2010 at $0.45 per unit, each unit consisting of one share and 1/2 warrant.

On October 31, 2008, the Orr bridge loan was advanced by a non-executive director of the Company. The loan bears interest at 10% per annum and matured December 31, 2008. On January 1, 2009, the lender agreed to extend the expiry date to September 30, 2009. In December 2009, the maturity date was extended to December 1, 2010 in consideration for the Company granting the lender the right to convert the debt into equity at $0.45 per unit, each unit consisting of one ordinary share and 1/2 warrant. The principal was converted to equity in January 2010.

The Green Eggs Investment loan was advanced on December 11, 2008 and bears interest at 20% per annum. The loan was subsequently repaid on maturity on March 11, 2009.

The Mobile Media LP convertible debenture has a rate of 10% and matures on September 15, 2010. Interest payments are made semi- annually, with principal payments being due at maturity. The outstanding principal and interest was converted to equity in November 2009 at $0.45 per unit, each unit consisting of one ordinary share and 1/2 warrant.

The Ubequity loan consists of CDN $14 and US $33K, which were advanced to the Company during 2008. The loan was non-interest bearing with no fixed repayment term. The balance was repaid in January 2010.

The Rosen convertible debenture was advanced on March 12, 2008 and bears interest at 6% per annum. Subsequent to year-end, debt and accrued interest of $280 were converted to equity at a price of $0.45 per unit, each unit consisting of one ordinary share and 1/2 warrant.

The 2-year debentures were advanced on December 24, 2008 and mature in 2 years on December 24, 2010. The debentures bear interest at 10% per annum. The debentures are convertible into units in the capital of the Company at a price of $0.65 per unit. Each unit consists of one ordinary share and 1/2 warrant. Each full warrant can be converted into an additional ordinary share of the Company at a price of $0.85. CDN $225 of the principal was converted to equity at $0.45 per unit in the last quarter of 2009. The remaining CDN $25K was converted to equity at $0.45 per unit in January 2010.

In February 2009, the Company received CDN $575 in short term debenture financing. The debentures mature in February

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

2010 and bear interest at 12% per annum payable on maturity. These debentures were converted to equity in November, 2009 at $0.45 per unit, each unit consisting of one share and 1/2 warrant.

In June 2009, the Company received CDN $495 and US $10 in a 60-day bridge loan bearing interest at 1.5% per month. CDN $405 was repaid in cash during July 2009. An additional CDN $70 and US $10 was converted to equity in November 2009. The final CDN $20 balance was converted to equity in January 2010.

On July 31, 2009, the Company borrowed CDN $2,500 to purchase the 49% non-controlling interest in its subsidiary Adenyo Telecom Mobile. The loan bears interest at 10% per annum and matures on December 31, 2009. CDN $1,250 of the loan and accrued interest thereon was subsequently converted to equity in January 2010 at $0.45 per unit, each unit consisting of one ordinary share and 1/2 warrant. The remaining CDN $1,250Kof the loan was converted to equity in June 2010 at a price of $0.45 per unit.

19 Share Capital

Authorized
100,000,000 ordinary shares of £0.01 each
Issued and outstanding

	Number
	of Shares	Value

Share capital at 1 January, 2008	34,732,101	$9,536

Shares issued related to purchase of BrainTrain Inc. (i)	770,000	308
Shares issued for cash pursuant to private placements (ii)	4,653,851	1,833
Shares issued to convert debt (iii)	2,340,006	945
Shares issued as additional consideration for purchase of Cellcast Interactif (iv)	2,227,666	900
Shares issued related to purchase of Follow Com SAS (v)	461,538	300
Shares issued for services rendered (vi)	5,558,508	1,545
Share capital at 31 December, 2008	50,743,670	$15,367
Shares issued as additional consideration for purchase of BrainTrain Inc. (vii)	462,963	153
Shares issued related to purchase of non-controlling interest in Adenyo Telecom Mobile (viii)	1,250,000	563
Shares issued for cash pursuant to private placements (ix)	12,018,675	3,421
Shares issued to convert debt (x)	5,352,026	2,404
Shares issued for services rendered (xi)	3,786,348	989
Shares issued on exercise of warrants (xii)	2,000,000	556
Share capital at 31 December, 2009	75,613,682	$23,453

i.	On February 28 2008, the Company issued 770,000 shares for the acquisition of BrainTrain Inc. The shares were issued at $0.40.

ii.
During 2008, the Company issued 4,653,851 units consisting of one ordinary share and 1/2 warrant, in private placement transactions with unit prices ranging from CDN $0.40 to US $0.65 per unit for total proceeds of $2,349. $233 of the proceeds have been allocated to the value of warrants and recorded in the share option reserve account. $131 of warrants issued to brokers and $214 of commissions on the private placement transactions have been offset against the proceeds received. $28 of transaction costs were also incurred.

iii.	2,340,006 units were issued to convert debt totalling $945 during 2008 including 100,000 shares issued at $0.50 per share to pay interest owing on a debenture.

iv.
2,227,666 ordinary shares of the Company were committed at December 27, 2008 and issued subsequent to year end. The shares were issued at £0.285 per share converted into an exercise price of $0.404 per share in satisfaction of an earnout payment of $900 due as additional consideration on the purchase of Adenyo SAS (formerly Cellcast Interactif).

v.	On July 01, 2008, the Company agreed to issue 461,538 ordinary shares of the Company at $0.65 per share as

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

additional consideration relating to the purchase of Follow Com SAS.

vi.
During 2008, the Company agreed to issue 5,558,508 shares for services received by the Company. The shares have been valued at fair value of the services received or where a fair value could not be attributed to the services, at fair value of the shares issued. Of the total shares issued for services, 4,051,281 were for services delivered under a consulting contract to assist the Company with financing and corporate development activities; 793,507 were issued to employees, directors and contractors of the Company; and 665,000 were issued to lenders as a facility fee on financing and for agreement to extend debt repayment dates. 48,720 shares were issued in lieu of interest on a bridge loan.

vii.
During 2009, the Company issued 462,963 shares as additional consideration for the acquisition of BrainTrain as certain earn-out conditions were met. The shares were issued in satisfaction of CDN $150 of additional share consideration based on the exchange rate in effect at the date of delivery of the shares.

viii.	During 2009, the Company issued 1,250,000 shares in relation to the acquisition of the remaining 49% non-controlling interest in Adenyo Telecom Mobile. The shares were issued at $0.45.

ix.
During 2009, the Company issued 12,018,675 units consisting of one ordinary share and 1/2 warrant, in private placement transactions with unit prices ranging from CDN $0.20 to US $0.45 per unit for total proceeds of $3,805. $206 of the proceeds have been allocated to the value of warrants and recorded in the share option reserve account. $178 of commissions on the private placement transactions have been offset against the proceeds received.

x.	During 2009, 5,352,026 units were issued to convert debt and interest thereon of $2,404. Each unit consisted of one ordinary share and 1/2 warrant at $0.45 per unit.

xi.
During 2009, the Company agreed to issue 3,736,348 shares for services received by the Company. The shares have been valued at fair value of the services received or, where a fair value could not be attributed to the services, at fair value of the shares issued. Of the total shares issued for services, 2,932,362 were for services delivered under a consulting contract to assist the Company with financing and corporate development activities; 578,986 were issued to employees, directors and contractors of the Company; 50,000 were issued as in exchange for the deferral of BrainTrain earn-out payments until September 2009; and 225,000 were issued to lenders as a facility fee on financing and for agreement to extend debt repayment dates.

xii.
In 2009, an incumbent shareholder exercised 2,000,000 warrants for total proceeds to the Company of CDN $4000 (US $366). $190 was reallocated from the stock option reserve account to share capital upon exercise.

xiii.	Subsequent to year-end, the Company's shareholders approved a resolution to increase the number of authorized shares from 100,000,000 to 250,000,000.

xiv.
Subsequent to year-end, the Company issued 38,429K units consisting of one ordinary share and 1/2 warrant, in private placement transactions with unit prices of $0.45 for total proceeds of $15,930. The Company also issued 11,453K units to convert $5,154 of debt and other amounts owed to equity. In connection with these transactions, the Company issued 16,634K shares, 778K units and 1,356K warrants as commissions and share issuance costs. In addition, the Company issued 125K shares in connection with the exercise of outstanding options, 328K shares as additional consideration in connection with the acquisition of BrainTrain Inc., and 1,111K shares as consideration for a $500 promissory note issued by Generation 5 Mathematical Technologies Inc., a company in which the Company has an investment.

xv.
On June 8, 2010, 175,439 issued and outstanding shares were reissued to a trustee, who will hold the shares on behalf of the Company until they are sold to a third party for consideration. The shares were previously issued to a shareholder, but the shareholder did not remit payment for the subscription amount and the final call notice deadline had passed.

20 Share Options and Warrants

The total share option and warrants expense recognised in the income statement for the year ended 31 December 2009 was $462 (2008: $1,500). Of that amount, $273 has been recorded as financing fees, $12 as professional and consulting fees, and $177 as salaries, benefits, directors fees, options & warrants expense. All fair values for options and warrants have been based on the value of the instruments issued as the value of services received could not be reliably measured.

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

The Company has a share option plan whereby directors, employees and other related third parties are granted share options in the Company for the services they provide. Shares are issued from the Company's authorized share capital to satisfy the share options as they are exercised.

Share Options in Existence
For options outstanding at 31 December 2009, the weighted average exercise prices are shown below:

	2009		2008
	Number	Weighted	Number	Weighted
	of Share	Average	of Share	Average
	Options	Exercise Price	Options	Exercise Price
	000's	Cents per share	000's	Cents per share
Outstanding at the beginning of the year	6,755	$50.8	3,570	$70.5
Granted during the year	5,016	45.0	3,590	51.3
Forfeited during the year	380	53.9	405	54.3
Exercised during the year	—	—	—	—
Expired during the year	65	50.0	—	—
Outstanding at the end of the year	11,326	46.8	6,755	50.8
Exercisable at the end of the year	7,123	46.6	5,490	48.7

The weighted average estimate fair value for the share options granted during the year was calculated using the Black-Scholes option pricing model and is $0.06 per option (2008: $0.18). Assumptions used in determining this value are presented below:

	2009	2008
Weighted average market price	$0.39	$0.54
Risk free rate	0.94%	0.49%
Weighted average expected life (in years)	2	1.5
Dividend yield	—%	—%
Volatility (determined by reference to a similar listed entity)	30.04%	47.00%

Options have been issued at exercise prices ranging from $0.20 to $0.65. On March 13, 2009, the Board agreed to translate all options issued in pounds sterling to US dollars to reflect the Company's focus on the North American market. All previously granted options at £0.375 were translated to $0.50 based on the exchange rate in effect at that date.

The maximum term of the options granted is 5.5 years. The weighted average remaining contractual life of the options outstanding is 2.8 years (2008: 3.7 years).

Options granted to employees generally vest over 18 months, with 25% vesting in 3 months from the grant date, 25% vesting in 6 months from the grant date, 25% in 12 months from the grant date and the balance in 18 months from the grant date. During the year ended December 31, 2009, certain options were granted with different vesting conditions as follows:
- 1,250,000 options were granted to certain employees in respect of past service provided. The options vested immediately on the grant date.
- 1,000,000 options were granted to an employee as part of his employment agreement. The options vest over 60 months, with 20% of the options vesting on each one year anniversary following the grant date.
- 2,765,787 options were granted in August 2009 pursuant to an employment agreement. These options vest over 60 months, with 10% of the options vesting on each six month anniversary following the grant date.

On March 4, 2010, the Company purchased and cancelled 1,700,000 outstanding options for consideration of $255.

On April 22, 2010, the Board approved the issuance of 13,680,000 employee stock options and authorized the creation of a further 7,000,000 discretionary option reserve to be allocated and issued as the Board may determine upon the request of management. Each of the options was subject to vesting, with 20% of each new

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

grant to become exercisable on the first anniversary of the grant date and the remaining 80% to vest monthly over a 48-month period thereafter.

Share Warrants in Existence
For warrants outstanding at 31 December 2009, the weighted average exercise prices are shown below:

	2009		2008

	Number of	Average	Number of	Average
	Warrants	Exercise Price	Warrants	Exercise Price
	000's	Cents per share	000's	Cents per share
Outstanding at the beginning of the year	14,701	57.7	6,167	62.4
Granted during the year	12,092	59.0	9,329	57.8
Forfeited during the year	—	—	795	42.7
Exercised during the year	2,000	18.1	—	—
Expired during the year	3,810	54.9	—	—
Outstanding at the end of the year	20,983	56.8	14,701	57.7
Exercisable at the end of the year	20,983	56.8	13,868	57.6
The weighted average estimate fair value for the share warrants granted during the year was calculated using the Black-Scholes option pricing model and is $0.02 per warrant (2008: $0.25). Assumptions used in determining this value are presented below:

	2009	2008
Weighted average market price	$0.35	$0.5
Risk free rate	1.03%	0.49%
Weighted average expected life (in years)	2.3	1.5
Dividend yield	—%	—%
Volatility (determined by reference to a similar listed entity)	32.17%	47.00%

The maximum fixed term of the warrants granted is 5 years; however, certain warrants expire 3 years from the date the Company becomes publicly traded. Exercise prices for warrants granted during the year range from $0.01 to $0.85.

On January 15, 2010, the Board extended the expiration date for 100,000 warrants from December 31, 2009 to a date three years following the date of a going-public event.

21 Loans and advances

	2009	2008
Promissory note	$1,999	$621
Advances	135	33
	$2,134	$654

During the year ended December 31, 2008, the Company advanced funds to Generation 5 Mathematical Technologies Inc. (Gen 5), a company in which it has an investment, pursuant to a promissory note bearing interest at Bank of Canada prime lending rate plus 2% per annum. The balance is due on demand. One of the Company's subsidiaries, Silverback Media Corp, also billed Gen 5 for rent on shared office premises and for the provision of finance and administrative services.

22 Cash
Cash is comprised of cash held by the Group. The carrying amounts of these assets are their fair value.

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

	2009	2008
Cash in hand and balances with banks:
Unrestricted cash and bank balances	$1,605	$695
Cash	$1,605	$695

23     Prepayments

	2009	2008
Prepaid rent, insurance & taxes	$65	$43
Professional fees	152	17
Prepaid advertising and other	45	21
	$262	$81
24 Transactions with Related Parties

Related party transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. The following is a summary of the related party transactions that occurred throughout the year:

a.	Amounts due to (from) related parties

Key Management Personnel, including Executive and Non-Executive Directors

Borrowings include $3 (2008: $14) in shareholder loans owing to executive and non-executive directors of the Company. These amounts were repaid in full in February 2010.

Included in other financial liabilities is a loan from Ubequity Capital Partners totaling $47 (2008 - $45). One of the directors of Ubequity is also a director of the Company. The loan is non-interest bearing and has no fixed terms of repayment. At December 31, 2009, accounts payable included $19 payable to Ubequity Capital Partners in relation to miscellaneous expenses incurred on behalf of the Company (2008: receivable of $67 primarily in relation to rent on premises shared with a subsidiary of the Company). The loan was repaid in January 2010 and the accounts payable balance was settled in full during February 2010.

Included in current portion of other financial liabilities is $1,100 (2008: $655) owing to a non-executive director of the Company. Of that amount, $624 bears interest at 9%. The balance of the loan payable bears interest at 10% per annum. The principal amount of these loans were converted to equity on January 19, 2010 at a rate of $0.45 per unit, each unit consisting of one ordinary share and 1/2 warrant.

During the year ended December 31, 2008, a non-executive director of the Company converted loans and amounts payable to him totalling $762 into units in the capital of the Company at a price of $0.40 per share.

A non-executive director earned $97 in interest on the loans (2008: $61). Of that amount, $18 remained unpaid at December 31, 2009 and was settled in January 2010. The principal was converted to equity at $0.45 per unit, each unit consisting on one ordinary share and 1/2 warrant. The non-executive director also received 200K shares during 2009 for agreeing to extend repayment terms of a loan to the Company. In 2008, the non-executive director was issued 150K shares in 2008 in consideration for advancing the loan and received 49K shares in lieu of interest. In addition, during 2008 the Company agreed to re-price 1.5M warrants from $0.50 to $0.20 in consideration for the non-executive director agreeing to extend the repayment date on a loan. Other non-executive directors received $2 and $110 during 2009 for commissions on sales arrangements and consulting fees, respectively. Of those amounts, $57 was unpaid at December 31, 2009 and was subsequently settled in February 2010.

During the year $63 was earned by a former executive director for fees and interest on a loan advanced (2008: $46). No amounts remained unpaid at December 31, 2009 (2008: $46). The executive director also received 300K warrants during 2008 with an exercise price of CDN $0.65 as consideration for advancing the loan.

Subsidiaries and Other Related Entities
Included in loans and advances is $135 (2008: $28) charged to Generation 5 Mathematical Technologies Inc., an entity in which the Company has an investment, for rent at the Company's office premises and the provision of finance and administrative services by a subsidiary of the Company.

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

The Company advances working capital to its subsidiaries from time to time. In 2008, the Company also transferred ownership of its subsidiary Follow Com SAS to Adenyo SAS for $1,300. During 2009, the Company converted $600 of receivable from Adenyo SAS into an additional contribution of capital. The aggregate amount due to the Company at 31 December 2009 from its subsidiaries is $12 (2008: $1,317) as delineated below. These related party receivables are unsecured, non-interest bearing with no fixed terms of repayment and are due on demand. Upon consolidation, the amounts receivable are eliminated.

	2009	2008
Adenyo SAS (formerly Cellcast Interactif)	$12	$1,317
Silverback Media Corp.	6,753	4,242
Silverback Media Limited	88	80
Silverback Wireless, Inc.	48.00	44.00
Less: Allowance for credit losses	(6,889)	(4,366.00)
	$12	$1,317

During the year, the Company recorded an allowance for credit losses of $2,523 (2008: $596) for a total allowance for credit losses of $6,889 (2008: $4,366) in respect of balances owed to the Company.

During the year ended December 31, 2009, the Company advanced $1,378 (2008: $621) towards working capital to a company in which it had an investment, Generation 5 Mathematical Technologies Inc. The funds were advanced pursuant to a promissory note bearing interest at Bank of Canada prime rate plus 2%. The note is due on demand. Accounts receivable include $72 (2008: $12) of interest on the promissory note accrued during the year.

b.	Shares issued

Included in the shares issued and outstanding are 3,009,936 (2008: 7,822,999) shares issued during the year to directors and companies controlled by directors :

	2009	2008

M J Doane and controlled companies	400,000	—
P E Heney and controlled companies	—	328,000
P Amsellem	—	1,163,830
R Persofsky	—	100,000
M Orr	2,609,936	6,231,169
	3,009,936	7,822,999

c.	Share Options & Warrants issued

Director share options for the year ended 31 December 2009 are as follows:

	Warrants					Warrants	Exercise	Expiry
Director	01-Jan-09	Granted	Excercised	Forfeited	Redeemed	31-Dec-09	Price	Date

P Amsellem	400,000	‐	‐	‐	‐	400,000	50.0¢	31‐Aug‐12
R Persofsky	300,000	‐	‐	‐	‐	300,000	50.0¢	31‐Mar‐12
R Persofsky	200,000	‐	‐	‐	‐	200,000	50.0¢	24‐Dec‐13
M J Doane	350,000	‐	‐	‐	‐	350,000	50.0¢	31‐Dec‐10
M J Doane	250,000	‐	‐	‐	‐	250,000	50.0¢	31‐Dec‐10
M J Doane	‐	1,000,000	‐	‐	‐	1,000,000	45.0¢	31‐Dec‐10
P E Heney	250,000	‐	‐	‐	‐	250,000	20.0¢	30‐Oct‐11
P E Heney	250,000	‐	‐	‐	‐	250,000	20.0¢	08‐Apr‐13
L T Nelson	‐	2,765,787	‐	‐	‐	2,765,787	45.0¢	26‐Feb‐15

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

Mr. Doane resigned from the Board of Directors effective December 1, 2009. The expiry date for his outstanding options was revised to December 31, 2010.

Mr. Nelson's options are unvested. They will vest at a rate of 10% every 6 months with the first 10% vesting in February 2010. All other director share options have vested and are available to be exercised.

Director share options for the year ended 31 December 2008 are as follows:

	Warrants					Warrants	Exercise	Expiry
Director	01-Jan-08	Granted	Excercised	Forfeited	Redeemed	31-Dec-08	Price	Date

P Amsellem	400,000	‐	‐	‐	‐	400,000	37.5p	31‐Aug‐12
A Kravitz	300,000	‐	‐	‐	‐	300,000	37.5p	31‐Oct‐11
R Persofsky	300,000	‐	‐	‐	‐	300,000	37.5p	31‐Mar‐12
R Persofsky	‐	200,000	‐	‐	‐	200,000	50.0¢	24‐Dec‐13
M J Doane	350,000	‐	‐	‐	‐	350,000	37.5p	30‐Oct‐11
M J Doane	‐	250,000	‐	‐	‐	250,000	50.0¢	8‐Apr‐13
P E Heney	250,000	‐	‐	‐	‐	250,000	20.0¢	30‐Oct‐11
P E Heney	‐	250,000	‐	‐	‐	250,000	20.0¢	8‐Apr‐13

Director warrants for the year ended 31 December 2009 are as follows:

	Warrants					Warrants	Exercise	Expiry
Director	01-Jan-09	Granted	Excercised	Forfeited	Redeemed	31-Dec-09	Price	Date

R Persofsky	12,500	‐	‐	‐	‐	12,500	50.0¢	31‐Mar‐12
M J Doane	45,000	‐	‐	‐	‐	4,500	50.0¢	30‐Oct‐11
M J Doane	300,000	‐	‐	‐	‐	300,000	50.0¢ CDN	20‐Aug‐13
M J Doane	‐	150,000	‐	‐	‐	150,000	70.0¢	26‐Aug‐14
M Orr	1,500,000	‐	‐	‐	‐	1,500,000	20.0¢	01‐Jan‐13
M Orr	990,584	‐	‐	‐	‐	990,584	50.0¢	01‐Feb‐13
M Orr	1,038,790	‐	‐	‐	‐	1,038,790	50.0¢	09‐Sep‐13
M Orr	‐	154,956				154,956	70.0¢	Note 1
M Orr	‐	253,527				253,527	45.0¢	30‐Oct‐14
M Orr	‐	405,000				405,000	20.0¢ CDN	30‐Jun‐11
M Orr	‐	1,087,517				1,087,517	50.0¢	31‐Dec‐09

Note 1: Warrants expire 3 years following the date the Company becomes publicly traded.

Subsequent to year-end, the Company issued 2,226,464 warrants with an exercise price of $0.70 and 648,619 warrants with an exercise price of $0.45 to M Orr as consideration for converting debt.
Director warrants for the year ended 31 December 2008 are as follows:

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

	Warrants					Warrants	Exercise	Expiry
Director	01-Jan-08	Granted	Excercised	Forfeited	Redeemed	31-Dec-08	Price	Date

R Persofsky	12,500	‐	‐	‐	‐	12,500	37.5p	31‐Mar‐12
M J Doane	45,000	‐	‐	‐	‐	45,000	37.5p	30‐Oct‐11
M J Doane	‐	300,000	‐	‐	‐	300,000	50.0¢ CDN	20‐Aug‐13
M Orr	‐	1,500,000	‐	‐	‐	1,500,000	20.0¢	1‐Jan‐13
M Orr	‐	990,584	‐	‐	‐	990,584	65.0¢	1‐Feb‐13
M Orr	‐	1,038,790	‐	‐	‐	1,038,790	50.0¢	9‐Sep‐13

During 2009, 990,584 warrants held by M Orr were re-priced to $0.50.

d.Ultimate controlling party
There is no ultimate controlling party.
25 Share Option & Warrant Reserve

	2009	2008
Opening balance	$4,649	$1,522
Warrants and options expense	439	1,500
Warrants issued in private placements	163	233
Warrants issued to brokers in private placement transactions	42.00	131.00
Release of equity component GCVF debt on partial repayment	(5)	(5.00)
Release of equity component of Mobile Media LP debt on conversion to equity	(30)	(23)
Release of equity component of Rosen debenture due to anticipated cash repayment in 2010	(5)	5
Release of equity component of Orchard Park debenture on conversion to equity	(2)	2
Equity conversion rights granted to shareholders of associated Company	—	1,268
Issuance of options to employees of associated Company	23	—
Issuance of options as directors fees	23	—
Exercise of warrants	(190)	—
Effect of foreign exchange	—	16
Closing balance	$5,107	$4,649

26 Subsidiary Undertakings included in the Consolidation

BrainTrain Inc.
On February 29, 2008, the Company acquired 100% of the issued share capital of BrainTrain Inc, a Company registered in Canada. The Company issued 770,000 shares and paid CDN $300 in cash as consideration. The Company is also liable for additional contingent consideration totaling $600 ($300 in cash and $300 in shares) payable on the first and second anniversary of the acquisition provided BrainTrain achieves certain performance criteria. The directors believe that these targets will be met. Accordingly the Company recorded a liability totaling $613 related to the additional consideration. Of that amount, $153 was settled in shares of the Company during 2009. BrainTrain provides interactive marketing services. At the date of acquisition, the Company had no identifiable assets or liabilities.

Consideration was paid in the following manner:

Cash	$300
Share capital	308
Transaction costs	36
Contingent consideration	613
$1,257
Goodwill upon acquisition	$1,257

Subsequent to the acquisition in 2008, BrainTrain Inc. contributed $1,226 in revenue and $219 in earnings before tax.

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

Follow Com SAS
On 19 July 2007 the Company issued 2,000,000 shares and paid $300K in cash for all the outstanding shares of Follow Com SAS, a Company providing interactive and mobile marketing services.

Fair value of net assets acquired:
	Receivables and prepayments	$484
	Property, plant & equipment	9
	Intangible assets	3
	Deferred tax asset	2
	Other financial assets	33
	Bank indebtedness	(13)
	Trade and other payables	(291)
	Deferred income and accrued liability	(170)
	Other financial liabilities	(2)
	Effect of foreign exchange	33
		$88

Consideration was paid in the following manner:
	Cash	$300
	Share capital	700
		$1,000
Goodwill upon acquisition		$912

The carrying value of the assets just before the acquisition was equal to the fair value identified above.

As part of the acquisition, the Company was contingently liable for an additional $1,200 in consideration ($300 in cash and $900 in share capital) in excess of the amount reflected in the financial statements. This consideration was payable upon the first and second anniversaries of the date of acquisition of Follow Com SAS, provided certain performance criteria were achieved. The directors felt that the likelihood of the Company meeting these performance criteria was uncertain, and as such, did not accrue amounts related to this contingent consideration.

On July 01, 2008, Follow Com SAS was amalgamated with Adenyo SAS. Concurrent with the amalgamation, the performance criteria in the purchase agreement were amended, and the Company agreed to issue an additional $300 of shares within 75 days after the first anniversary of the closing.

Adenyo Telecom Mobile (formerly Atlas Telecom Mobile Inc.)
On 1 September 2007 the Company issued 1,200,000 shares and paid $1,170 in cash for 51% of the outstanding shares of Adenyo Telecom Mobile, a Company engaged in mobile communications, interactive content distribution and production.

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

	Fair value	Carrying value before acquisition
Net assets acquired:
Property and equipment	$129	$129
Accounts receivable and prepayments	1,354	1,354
Cash and cash equivalents	997	997
Intangible assets	1,090	—
Other financial assets	14	14
Trade and other payables	(1,535)	(1,535)
Other financial liabilities	(7)	(7)
Non-controlling interest	(466)	—
Effect of foreign exchange on net assets acquired	95	—
	$1,671	$952

Consideration was paid in the following manner:
Cash	$1,170
Share capital	521
Shares issued for services rendered re acquisition	5
	$1,696
Goodwill upon acquisition	$25

Consideration was paid in the following manner:

Consideration paid in cash	$1,170
Less: cash of Adenyo Telecom Mobile	(997)
Cash flow on acquisition net of cash acquired	$173

During the year ended 31 December 2009, the Company acquired the remaining 49% of Adenyo Telecom Mobile for proceeds totalling $3,184. This figure consists of CDN $2,750 in cash, CDN $600K in shares and CDN $350 in additional consideration payable in cash or shares at the Company's discretion. This additional consideration is contingent upon Adenyo Telecom Mobile achieving certain performance targets and could increase to a maximum payout of CDN $600. Upon this acquisition, the Company eliminated the $465 balance of its Non-Controlling Interest account, established an additional US $1,986 of intangible assets and recorded an additional US $733 of goodwill.

27 Commitments

The Group is obligated under various premise lease agreements with annual lease payments as follows:

	2009	2008
Within one year	$461	$369
Between two and five years	981	770
After five years	—	—
	$1,442	$1,139

The Group had no other obligations under annual commitments.

28 New International Financial Reporting Standards and Interpretations

The following accounting standards were revised by the International Accounting Standards Board during 2009:

IAS 1 (Revised)     Presentation of Financial Statements
IAS 8         Accounting Policies, Changes in Estimates and Errors

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

IAS 10         Events after the Reporting Period
IAS 12         Income Taxes
IAS 19         Employee Benefits
IAS 36         Impairment of Assets
IFRS 7         Financial Instruments: Disclosures
IFRS 8         Operating Segments
IFRIC 14         The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their
Interaction
IFRIC 15         Agreements for the Construction of Real Estate
IFRIC 18         Transfers of Assets from Customers

The adoption of these accounting standards did not have a material effect on the financial statements of the Group except from the application of IAS1 (Revised) "Presentation of Financial Statements" which had a material effect on the presentation of the financial statements.

The Group has not decided to early adopt the following standards and interpretations, and revisions to existing standards and interpretations. Although relevant, they are not expected to have a material impact on the Group's results.

IAS 7         Statement of Cash Flows
IAS 21        The Effects of Changes in Foreign Exchange Rates
IAS 24        Related Party Disclosures
IAS 27        Consolidated and Separate Financial Statements
IAS 28        Investments in Associates
IAS 38        Intangible Assets
IFRS 3         Business Combinations
IFRS 8        Operating Segments
IFRS 9         Financial Instruments

The effect of IAS 27 and IFRS 3 on the financial statements will depend on the incidence and timing of future changes in the Group. The effect on IFRS 9 on the financial statements will depend on how the Group manages its financial instruments and the contractual cash flow characteristics of those financial assets. Remaining standards are not expected to have a material impact on the Group's financial statements.

29 Financial Risk Management

The Group is exposed to liquidity risk, market risk, credit risk and capital risk arising from the financial instruments it holds. The exposure to these risks and the risk management policies employed by the Group to manage these risks are discussed below.
a. Liquidity risk
The Group is exposed to liquidity risk arising from maturing financial liabilities without adequate offsetting liquid assets. The Group believes it has sufficient resources to meet all existing obligations as they come due.

The following table details the Group's remaining contractual maturities for its financial liabilities. The table is based on undiscounted cash flows of financial liabilities at December 31, 2009 based on the earliest date on which the Group can be required to pay. The table includes both interest and principal amounts.

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

	Carrying Amounts	Contractual Cash Flows	3 months or less	4-12 months	1-2 years	2-5 years	More than 5 years
December 31, 2009
Trade and other payables	$5,620	$5,620	$5,620	$—	$—	$—	$—
Borrowings	668	753	34	91	282	164	182
Other financial liabilities	5,846	6,008	5,179	829	—	—	—
	$12,134	$12,381	$10,833	$920	$282	$164	$182

December 31, 2008
Trade and other payables	$5,948	$5,948	$5,948	$—	$—	$—	$—
Borrowings	519	564	94	48	109	5	308
Other financial liabilities	4,882	5,041	1,323	2,110	725	883	—
	$11,349	$11,553	$7,365	$2,158	$834	$888	$308

b. Foreign currency risk
The Group is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the US Dollar, Canadian Dollar and Euros.

The Group's Canadian subsidiaries have significant revenue denominated in US Dollars and Euros which exposes them to foreign currency risk. However, cost of services are also denominated in those currencies mitigating the risk. The accounts receivable and cash balances denominated in US Dollars and Euros for these Canadian subsidiaries are partly offset by the accounts payable balances denominated in the same currency, greatly reducing the exposure to foreign exchange risk. At December 31, 2009, the US Dollar and Euro denominated accounts payable were equal to 53% of the cash and accounts receivable balances denominated in the same currencies (2008: 78%).

Loans between companies which are part of the Group, are made primarily in the functional currency of the parent company, which is US Dollars. This results in significant foreign exchange gains and losses being recognized by the subsidiaries.

The Company has financial liabilities denominated in Canadian dollars and British Pounds which also result in foreign exchange gains and losses being recognized by the Group.

The Group monitors its exposure to foreign currency risk, but does not actively manage this risk.

At December 31, 2009, the Group held the following monetary assets and liabilities denominated in currencies other than the     functional currency of the entity involved (all amounts are in USD):

	2009		2008
	Assets	Liabilities	Assets	Liabilities
British Pounds	$—	$234	$—	$470
Euros	$398	$344	$843	$557
US Dollars	$1,548	$729	$1,016	$903
Canadian Dollars	$2,071	$4,551	$364	$2,795

Sensitivity analysis
A 10% strengthening of the functional currency of the Company or its subsidiaries against the relevant currency at December 31, 2009 would have increased/(decreased) equity and profit or loss by the amounts shown below. This analysis assumes that all other variables, in particular interest rates, remain constant. A 10% weakening of the functional currency would have an equal and opposite impact on loss and equity.

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

	2009		2008
	Equity	Profit or (Loss)	Equity	Profit or (Loss)
British Pounds	$23	$23	$47	$47
Euros	$(5)	$(5)	$(29)	$(29)
US Dollars	$(82)	$(82)	$(11)	$(11)
Canadian Dollars	$248	$248	$202	$202

c. Capital management
The capital structure of the Group consists of debt, which includes the borrowings disclosed in notes 17 and 18, cash and cash equivalents, and equity attributable to equity holders, comprising issued capital, reserves and deficit as disclosed in notes 19 and 20. The Group currently does not have any externally imposed capital requirements.

Having secured significant equity financing subsequent to year-end, the Group is currently assessing investment options to maximize its return on cash balances. Based on cash balances available at December 31, 2009, a 100 basis point increase/decrease in interest rates would increase/decrease interest income by $16 (2008: 7).

d. Fair Values
The fair values of all financial assets approximate their carrying values at 31 December 2009 except for an investment in an associate recorded using the equity method. The value of this investment is $112 at December 31, 2009 (2008 - $1,449).

The Group records all financial liabilities initially at fair value and subsequently at amortized cost. The Group has entered into various debt arrangements with varying interest rates that are fixed. At December 31, 2009, the Group had loans totalling $19 with interest rates in excess of the market rate (2008: $1,410). The Group estimates that the fair value of this loan is consistent with the carrying value at December 31, 2009 (2008: fair value exceeded carrying value by $101). The Group has also entered into loans for $342 where the interest rate is lower than the market interest rate at December 31, 2009 (2008: $250). The carrying value of these loans exceeds market value by $2 (2008: $5). In addition, the Group has recorded a below-market interest rate government loan totalling $382 (2008: $318) at the value of the proceeds received. The Group estimates that the carrying value of this loan exceeds its fair value by $129.

e. Interest rate risk
The Group's exposure to interest rate fluctuations on its borrowings is limited by the use of fixed rates. The Group has advances receivable totalling $1,999 (2008: $621) with variable interest rates and term deposits totalling $30 (2008: $48) invested in short term money market instruments which are susceptible to interest rate fluctuations. A 100 basis point increase/decrease in interest rate would increase/decrease the interest income by $20 (2008: $7).

f. Credit risk
The Group is exposed to credit risk on the accounts receivable from clients. In order to reduce its credit risk, the Group has adopted credit policies which include the regular review of outstanding accounts receivable. The Group does not have a significant exposure to any individual client or counterparty.
30 Categories of Financial Assets and Financial Liabilities

Financial assets and financial liabilities have been categorized as follows:

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

Financial Assets	2009	2008
Loans and receivables
Trade and other receivables	$4,624	$5,868
Loans and advances	135	33
Other financial assets	95	110
Held-to-maturity investments
Loans and advances	1,999	621
Investment in equity instruments recorded using equity method
Other investments	115	1,452
	$6,968	$8,084

Financial Liabilities	2009	2008
Financial liabilities measured at amortized cost
Borrowings	$286	$201
Other financial liabilities	5,846	4,882
Other liabilities	—	25
Trade and other payables	5,620	5,948
Below-market interest rate government loan at value of proceeds received
Borrowings	382	318
Below-market interest rate government loan as fair value
Borrowings	154	—
	$12,288	$11,374

31 Subsequent Events

Additional Capital Contribution to Generation 5 Mathematical Technologies Inc. ("Gen 5")
Subsequent to year-end, the Company made a capital contribution of $1,000 to Gen 5 to facilitate the purchase of certain intellectual property and other assets of Kinetx Analytics Search Technologies ("KAST"). The Company also provided a guarantee to the vendor of these assets regarding Gen 5's payment obligations arising from earn-out and indemnification clauses in the KAST asset purchase agreement.

Issuance of Additional Shares
The Company issued 38,222,222 units on January 20, 2010 and 206,667 units on February 10, 2010 through private placements. Each unit consisted of one ordinary share and 1/2 warrant. Net proceeds from these transactions totalled $15,930. The Company also issued 1,111,111 shares to Kinetx Analytic Search Technologies in exchange for a $500 promissory note issued by Gen 5. The promissory note was subsequently redeemed.

Subsequent to year-end, the Company issued an additional 11,452,675 units to convert $5,153,706 of debt and accrued interest to equity, each unit consisting of one ordinary shares and 1/2 warrant. The Company also issued 125,000 shares in relation to the exercise of stock options and 328,170 shares as additional consideration for the purchase of BrainTrain.

In connection with the above transactions, the Company also issued 16,633,951 shares to Ashdale Bluestone and 1,355,555 warrants to Genuity Capital Markets for services performed to secure financing, and 777,778 units to a non-executive director of the Company in satisfaction of $350 in commissions. Each unit consisted of one ordinary share and 1/2 warrant.

Silverback Media Plc

Notes to the Financial Statements
At December 31, 2009
(amounts presented in USD $000's, except share and per share amounts)

Transfer of Outstanding Shares to Trustee
On June 8, 2010, 175,439 issued and outstanding shares were reissued to a trustee, who will hold the shares on behalf of the Company until they are sold to a third party for consideration. The shares were previously issued to a shareholder, who failed to remit payment for the purchase of these shares.

Extension of Warrants
On January 15, 2010, the Board extended the expiration date for 100,000 warrants from December 31, 2009 to a date three years following the date of a going-public event.

Purchase and Cancellation of Outstanding Options
On March 4, 2010, the Company purchased and cancelled 1,700,000 outstanding options for consideration of $255.

Option Grant
On April 22, 2010, the Board approved the issuance of 13,680,000 employee stock options and authorized the creation of a further 7,000,000 discretionary option reserve to be allocated and issued as the Board may determine upon the request of management. Each of the options was subject to vesting, with 20% of each new grant to become exercisable on the first anniversary of the grant date and the remaining 80% to vest monthly over a 48-month period thereafter.

Re-organization of Capital Structure
On May 18, 2010, the Company's shareholders approved a plan to re-organize the capital structure and shareholdings of the Company. Under this plan, a new Canadian holding company, Adenyo Inc was incorporated and the Company's shareholders agreed to exchange each ordinary share of the Company for a common share of Adenyo Inc. Share warrants and options in the Company were also exchanged on a one-for-one basis for Adenyo Inc. warrants and options. These exchanges were completed on June 28, 2010, so that the Company became a wholly owned subsidiary of Adenyo Inc. on that date. On December 9, 2010, the Company was placed into liquidation. Concurrently, the Company's interests in its operating entities were transferred to Adenyo Inc.

Lawsuit
A lawsuit was filed against the Company on August 16, 2010 alleging that the Company has breached the Joint Venture Agreement with Mobilactive Media, LLC. The Company believes that the claim is without merit and intends to defend itself against this action. No amounts have been accrued in the financial statements related to this claim.

Acquisition of Adenyo Inc
On April 14, 2011, Motricity Inc. acquired substantially all of the assets of Adenyo Inc. (“Adenyo”) and its subsidiaries and assumed certain of Adenyo’s liabilities (including those of its subsidiaries) (the “Acquisition”), pursuant to an Arrangement Agreement (the “Arrangement Agreement”), dated as of March 12, 2011, by and among Adenyo Inc., 7761520 Canada Inc., Motricity Inc. and the other parties thereto. The assets include Adenyo’s interest in a subsidiary, equipment, software, accounts receivable, licenses, intellectual property, customer and supplier lists, and contractual rights.

Motricity Inc. paid approximately $48,858 in cash and issued 3,277,002 shares of common stock, with a fair market value of $43,354, as consideration for the Acquisition. The cash consideration includes $1,000 placed in escrow, the supporting calculation is currently being disputed by Motricity and Adenyo. In addition to these amounts paid, Adenyo will be entitled to receive up to an additional $50,000 pursuant to a contingent earn-out. The earn-out consideration will be payable in cash, shares of Motricity Inc. common stock, or a mix of both, at the discretion of Motricity Inc, and any shares will be valued based on a 10-day average closing price prior to their issuance. The amount of contingent earn-out consideration that will be payable will be determined by whether Adenyo meets certain non-GAAP based revenue and EBITDA (as such terms are defined in, and calculated pursuant to the Arrangement Agreement) targets, during the first full twelve calendar months following the closing of the Acquisition.